Exhibit 99.1


                         STATEFED FINANCIAL CORPORATION

                             13523 University Avenue
                                Clive, Iowa 50325


FOR IMMEDIATE RELEASE
---------------------

StateFed Financial Corp. Reports Year End Earnings

DES MOINES, Iowa (October 3, 2003) -- StateFed Financial Corporation (NASDAQ:
"SFFC"), the parent company of State Federal Bank, today reported fiscal year results and quarterly earnings. For the fiscal year ending June 30, 2003, there was a net loss totaling $38,820, compared to a net income of $530,820 for the fiscal year ending June 30, 2002. The results yielded basic loss per share of $0.03 compared with basic earnings per share of $0.42 for fiscal year 2002.

         Net interest income before provision for loan losses increased 5.5 percent for the fiscal year to $3.3 million from $3.1 million for fiscal 2002, primarily due to the continued efforts to reduce interest expense. The provision for loan losses increased $197,190 to $762,850 for the year ended June 30, 2003 from $565,660 for the year ended June 30, 2002. The large increase in the provision occurred during the fourth quarter. The provision was $596,190 for the fourth quarter of fiscal 2003, compared to $180,160 for the fourth quarter of fiscal 2002. The increase of $416,030 was primarily related to three commercial loans. Non-interest income, excluding the impact of real estate operations and the one-time gain on the sale of the Company's apartment buildings during fiscal 2002, continued to grow as a result of increases in fee income and gains on the sale of loans to the secondary market. Non-interest expenses increased due to increases in commissions, benefits, occupancy and marketing expenses associated with the expansion and increased activity of mortgage lending. Income tax recoveries and the resolution of income tax contingencies totaling $340,910 positively impacted earnings for the year.

         Loan production for the fiscal year 2003 reached $37.2 million, more than a 68.4% increase in the activity for fiscal-year 2002, which totaled $22.1 million. Net loans outstanding were $82.2 million at the end of the fiscal year compared to $84.8 million at June 30, 2002. In addition, the company held $1.9 million in loans for sale at June 30, 2003.

         StateFed grew deposits to a total of $73.0 million at June 30, 2003 compared to $66.9 million at June 30, 2002, an increase of $6.1 million or 9.1%.

         On June 30, 2003, StateFed reported total assets of $96.8 million and stockholders' equity of $13.9 million. State Federal Bank remains "well capitalized" under federal banking regulations.

         The Corporation's stock is traded on the NASDAQ Small-Cap Market under the symbol "SFFC". When used in this press release or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to,"

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"will continue," "is anticipated," "estimate," "project," "significantly" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and to advise readers that various factors including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors could affect the Bank's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims, any obligations to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements.



For information, contact: Randall C. Bray, chairman, president & CEO, 515-252-0813.

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                         STATEFED FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        June 30, 2003 and June 30, 2002

                                                             June 30,
                                                   ----------------------------
                                                      2003            2002
                                                   ------------    ------------
ASSETS

Cash and amounts due from depository institutions  $  4,407,300    $  3,114,700
Investments in certificates of deposit                   99,000          99,000
Investment securities available-for-sale              1,264,500       1,323,900
Loans held for sale                                   1,870,700               -
Loans receivable, net                                82,193,600      84,771,500
Real estate held for sale, net                          540,500         540,500
Property acquired in settlement of loans                 87,500         364,600
Office property and equipment, net                    3,323,500       3,405,700
Federal Home Loan Bank stock, at cost                 1,762,200       1,762,200
Accrued interest receivable                             470,400         572,400
Income tax refund receivable                             90,700               -
Deferred income taxes                                   314,900         142,100
Other assets                                            328,600         308,600
                                                   ------------    ------------

     Total Assets                                  $ 96,753,400    $ 96,405,200
                                                   ============    ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                           $ 72,973,500    $ 66,901,100
Advances from the Federal Home Loan Bank              9,000,000      14,000,000
Advances from borrowers for taxes and insurance         380,600         351,400
Accrued interest payable                                  1,700         174,900
Income taxes payable                                          -         305,200
Accounts payable and other liabilities                  361,700         349,100
Dividends payable                                       129,200         127,900
                                                   ------------    ------------
     Total Liabilities                               82,846,700      82,209,600

   Commitments and Contingencies
Stockholders' equity
   Common stock                                          17,800          17,800
   Additional paid-in capital                         8,566,200       8,527,900
   Retained earnings - substantially restricted      10,327,500      10,880,500
   Treasury stock                                    (5,041,200)     (5,172,500)
   Unearned employee stock ownership plan shares        (30,900)        (85,600)
   Net unrealized gains on investments                   67,300          27,500
                                                   ------------    ------------
     Total Stockholders' Equity                      13,906,700      14,195,600
                                                   ------------    ------------

     Total Liabilities and Stockholders' Equity    $ 96,753,400    $ 96,405,200
                                                   ============    ============

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

                         STATEFED FINANCIAL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATION
 For the Three and Twelve Month Periods Ending June 30, 2003 and June 30, 2002


                                                Three Months Ended            Twelve Months Ended
                                                     June 30,                       June 30,
                                             --------------------------    --------------------------
                                                2003           2002           2003           2002
                                             -----------    -----------    -----------    -----------
Interest Income:
Loans                                        $ 1,523,740    $ 1,646,010    $ 6,416,720    $ 6,937,020
Investments & other                               25,970         34,460        116,110        238,170
                                             -----------    -----------    -----------    -----------
   Total interest income                       1,549,710      1,680,470      6,532,830      7,175,190

Interest Expense:
Deposits                                         611,190        668,530      2,626,350      3,059,880
Borrowings                                       117,540        195,150        595,510        976,760
                                             -----------    -----------    -----------    -----------
   Total interest expense                        728,730        863,680      3,221,860      4,036,640

Net interest Income                              820,980        816,790      3,310,970      3,138,550
Provision for loan losses                        596,190        180,160        762,850        565,660
                                             -----------    -----------    -----------    -----------
Net interest income after
 provision for loan losses                       224,790        636,630      2,548,120      2,572,890

Non-interest Income:
Real estate operations                            13,400          5,270         48,930        247,000
Gain on sales of loans                            68,700              -        176,730              -
Gain (loss) on sale of investments                (1,560)       106,740         (7,090)       112,890
Gain (loss) on sale of real estate, net           (2,390)        (3,780)        14,400        634,660
Other                                             85,980         59,350        285,310        196,350
                                             -----------    -----------    -----------    -----------
   Total non-interest income                     164,130        167,580        518,280      1,190,900

Non-interest expense:
Salaries and benefits                            433,230        362,710      1,648,060      1,369,300
Real estate operations                                 -         19,320              -        183,740
Occupancy and equipment                          107,680        168,360        551,830        429,380
FDIC Premiums and OTS assessments                 11,270         11,200         44,150         44,390
Data processing                                   45,060         40,720        173,460        144,750
Provision for loss on assets held for sale             -        157,890              -        157,890
Other                                            234,310        165,690      1,028,630        714,210
                                             -----------    -----------    -----------    -----------
   Total non-interest expense                    831,550        925,890      3,446,130      3,043,660
                                             -----------    -----------    -----------    -----------

Income (loss) before income taxes               (442,630)      (121,680)      (379,730)       720,130

Income tax expense (benefit)                    (160,060)       (65,210)      (340,910)       189,310
                                             -----------    -----------    -----------    -----------
Net income (loss)                            $  (282,570)   $   (56,470)   $   (38,820)   $   530,820
                                             ===========    ===========    ===========    ===========

Basic earnings (loss) per share              $     (0.22)   $     (0.04)   $     (0.03)   $      0.42
Diluted earnings (loss) per share            $     (0.22)   $     (0.04)   $     (0.03)   $      0.41

Dividends declared per common share          $      0.10    $      0.10    $      0.40    $      0.40
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